                                                                     EXHIBIT 4.3


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                   SECOND AMENDED AND RESTATED REVOLVING/TERM

                    SECURITY AND COLLATERAL AGENCY AGREEMENT

                           Dated as of July 31, 1996



                                    Between

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                                      and

                            THE BANK OF NEW YORK,

                     as Collateral Agent and Secured Party


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
                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Section 1.   Security Interest  ..........................................    1
Section 2.   Appointment of Custodian ....................................    3
Section 3.   Release of Collateral  ......................................    3
Section 4.   Information  ................................................    4
Section 5.   Standard of Care of Collateral Agent; Duties;
             Indemnification .............................................    4
Section 6.   Fees and Expenses of Collateral Agent  ......................    5
Section 7.   Resignation of Collateral Agent  ............................    6
Section 8.   Availability of Documents  ..................................    6
Section 9.   Representations and Warranties of Pledgor  ..................    6
Section 10.  Covenants of Pledgor ........................................    7
Section 11.  Collection of Collateral Payments  ..........................    8
Section 12.  Authorized Action by Agent and Collateral Agent  ............    9
Section 13.  Default  ....................................................   10
               (a)  Remedies .............................................   10
               (b)  Successor Servicer ...................................   11
Section 14.  Cumulative Rights  ..........................................   12
Section 15.  Waiver ......................................................   13
Section 16.  Binding Upon Successors  ....................................   13
Section 17.  Entire Agreement; Severability ..............................   13
Section 18.  CHOICE OF LAW  ..............................................   13
Section 19.  Amendments, Etc..............................................   13
Section 20.  Notice ......................................................   13
Section 21.  Execution in Counterparts  ..................................   13
Section 22.  Interpretation ..............................................   14
               (a)  Definitions ..........................................   14
               (b)  Other Interpretative Provisions ......................   17
               (c)  Captions .............................................   18

                   SECOND AMENDED AND RESTATED REVOLVING/TERM

                    SECURITY AND COLLATERAL AGENCY AGREEMENT

                           Dated as of July 31, 1996


                 WHEREAS, Resource Bancshares Mortgage Group, Inc., a Delaware corporation (the "Pledgor"), and The Bank of New York, as Collateral Agent and Secured Party, are parties to an Amended and Restated Revolving/Term Security and Collateral Agency Agreement, dated as of September 29, 1995 (the "Existing Security Agreement");

                 WHEREAS, the Pledgor and The Bank of New York are parties to a Security Agreement dated as of July 14, 1995 (the "Existing Receivables Security Agreement") and

                 WHEREAS, the Pledgor and the Collateral Agent and Secured Party wish to amend, restate and combine the Existing Security Agreement and the Existing Receivables Security Agreement;

                 NOW, THEREFORE, in consideration of the premises and the execution and delivery of the Second Amended and Restated Secured Revolving/Term Credit Agreement, dated as of July 31, 1996, by the Banks listed on the signature pages thereof, Bank One, Texas, N.A., First Bank, N.A., NationsBank of Texas, N.A. and Texas Commerce Bank, as Co-Agents, and The Bank of New York, as Agent and Collateral Agent, the Pledgor hereby agrees with The Bank of New York, as Collateral Agent and Secured Party, that the Existing Security Agreement and the Existing Receivables Security Agreement are combined, amended and restated in their entirety as follows (with certain terms used herein being defined in Section 22):.

                 Section 1. Security Interest. (a) To secure the payment, observance and performance of the Secured Obligations, the Pledgor hereby mortgages, pledges and assigns the Collateral to the Secured Party, and grants to the Secured Party a continuing security interest in, and continuing lien upon, the Collateral.

                 (b) The Pledgor agrees that the Security Interest shall, and that the Pledgor shall take all action necessary or desirable, or that the Secured Party may request, including the actions specified on Schedule 1, so that the Security Interest shall at all times be valid and perfected and enforceable against the Pledgor and all third parties, in accordance with the terms hereof, as security for the Secured Obligations and that the Collateral shall not at any time be subject to any Lien that is prior to, on a parity with or junior to the Security Interest. Notwithstanding anything contained in this Security Agreement to the contrary, the Security Interest created by this Security Agreement is subject and subordinate to all rights, powers and prerogatives of FNMA, FHLMC or GNMA under and in connection with the FNMA Contract, FHLMC Contract or GNMA Contract, as defined in any Acknowledgment Agreement by and between FNMA, FHLMC or GNMA, as the case may be, and the Pledgor and to (i) all rights, powers and prerogatives of such other investors that own Mortgage Loans, or which guaranty payments on securities based on and backed by pools of Mortgage Loans (the "Investors"); and (ii) to all claims of an Investor arising out of any and all defaults and outstanding obligations of the Pledgor to the Investor. Such rights, powers and prerogatives of the Investors may include, without limitation, one or more of the following: the right of an Investor to disqualify the Pledgor from participating in a mortgage selling or servicing program or a securities guaranty program with the Investor; the right to terminate contract rights of the Pledgor relating to such a mortgage selling or servicing program or securities guaranty program; and the right to transfer and sell all or any portion of such contract rights following the termination of those rights. With respect to GNMA, the Pledgor is entitled to servicing income only so long as it is an issuer in good standing; that upon the Pledgor's loss of issuer status, the Secured Party's rights to any servicing income of the Pledgor's will terminate, and that the pledge of rights of servicing income conveys no rights that are not otherwise specifically provided for in the Guidelines.

                 (c) As required by GNMA, the following language is hereby included:

         "Notwithstanding anything to the contrary contained herein:





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

                          (1) A portion of the property subject to the security interest reflected in this instrument is an interest of the Debtor in certain mortgages ("Pool Mortgages") pooled under the mortgage-backed securities program of the Government National
         Mortgage Association ("Ginnie Mae"), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. Section 1721(g);

                          (2)  To the extent that the security interest
reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae under and in connection with: (i) 12 U.S.C. Section 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement, with respect to the Security Interest, by and between Ginnie Mae, Resource Bancshares Mortgage Group, Inc. (the "Debtor"), and The Bank of New York; (iii) the Guaranty Agreements and contractual agreements between Ginnie Mae and the Debtor; and (iv) the Ginnie Mae Mortgage-Backed Securities Guide, 5500.1 Rev. 6 and the Ginnie Mae Mortgage-Backed Securities Guide, 5500.2, and other applicable Guides (the "Guides"), as each of the Guides is amended from time to time; and

                          (3) Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae's right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well."

                 Section 2. Appointment of Custodian. The Collateral Agent hereby agrees to act as agent, bailee and custodian for the exclusive benefit of the Principals with respect to the Collateral. The Collateral Agent hereby further agrees to maintain and hold all Collateral at any time delivered to it as agent, bailee and custodian for the exclusive benefit of the Principals.
The Collateral Agent acknowledges and agrees that it is acting and will act with respect to the Collateral for the exclusive benefit of the Principals and is not, and shall not at any time in the future be, subject, with respect to the Collateral, in any manner or to any extent, to the direction or control of the Pledgor, except as expressly permitted hereunder or under the Credit Agreement. The Collateral Agent agrees to act in accordance with this Agreement and in accordance with any written instructions from any Agent delivered pursuant to the Credit Agreement. Under no circumstances shall the Collateral Agent deliver possession of Collateral to the Pledgor or any other Person, or otherwise release any Collateral from the Lien created hereby, except in accordance with the express terms of this Agreement or otherwise upon the written instruction of all of the Banks.

                 Section 3. Release of Collateral. The Collateral Agent shall, no later than five Business Days following receipt of a written request therefor from the Pledgor, release from the Security Interest specifically identified Borrowing Base Servicing Rights for purposes of the sale of such rights. Any such release of the Security Interest shall be evidenced by the execution and delivery by the Collateral Agent, at no cost or expense to the Collateral Agent or any Principal, of an appropriate form of UCC financing statement release and such other documents as such Pledgor may reasonably request (the "Release Documents"); provided, that:

                 (a) At the time of the delivery of the Release Documents (and both before and after giving effect to the requested release) no Default or Borrowing Base Deficiency shall exist and the Agent shall have received from the Pledgor a certificate to that effect;

                 (b) The Pledgor shall have delivered to the Collateral Agent and the Agent (with, so long as the Collateral Agent and the Agent are the same Person, delivery to the Collateral Agent constituting delivery to the Agent) concurrently with the written release request evidence satisfactory to said Persons demonstrating in detail satisfactory to such Persons that at and as of the date of the requested release and after giving effect thereto, no Borrowing Base Deficiency would exist; and

                 (c) The Pledgor shall have delivered to the Collateral Agent and the Agent (with, so long as the Collateral Agent and the Agent are the same Person, delivery to the Collateral Agent constituting delivery to the Agent) no later than three Business Days prior to the requested date for the delivery of the Release Documents a certified copy of the purchase and sale agreement, as





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

amended, and other related agreements pursuant to which the sale of pledged Servicing Rights will be consummated.

                 Section 4. Information. The Collateral Agent shall deliver promptly to the Agent such reports and information relating to the Collateral and the performance of the Secured Obligations hereunder as the Agent or any Bank may from time to time reasonably request. The Collateral Agent shall receive reasonable additional compensation from the Pledgor for services rendered beyond those specifically enumerated in this Agreement.

                 Section 5. Standard of Care of Collateral Agent; Duties; Indemnification. The Collateral Agent is a bailee for hire and shall hold the Collateral in accordance with customary standards for those engaged as custodians of commercial documents in similar capacities. Notwithstanding anything to the contrary contained herein:

                 (a) The provisions of this Agreement and the attachments hereto set forth the exclusive duties of the Collateral Agent and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. The Collateral Agent shall not be bound in any way by any agreement or contract other than this Agreement and the attachments hereto and any other agreement to which it is a party. The Collateral Agent shall not be required to ascertain or inquire as to the performance or observance of any of the conditions or agreements to be performed or observed by any other party, except as specifically provided in this Agreement and the attachments hereto. The Collateral Agent disclaims any responsibility for the validity or accuracy of the recitals to this Agreement and any representations and warranties contained herein, unless specifically identified as recitals, representations or warranties of the Collateral Agent.

                 (b) Throughout the term of this Agreement, the Collateral Agent shall have no responsibility for ascertaining the value, collectability, insurability, enforceability, effectiveness or suitability of any Collateral, the title of any party therein, the validity or adequacy of the security afforded thereby, or the validity of this Agreement (except as to the Collateral Agent's authority to enter into this Agreement and to perform its obligations hereunder).

                 (c) The Collateral Agent shall not be under any duty to examine or pass upon the genuineness, validity or legal sufficiency of any of the documents constituting part of any Collateral and shall be entitled to assume that all documents constituting part of such files are genuine and valid and that they are what they purport to be, and that any endorsements or assignments thereof are genuine and valid. The Collateral Agent may rely upon and shall be protected in acting in good faith upon any notice, resolution, request, consent, order, certificate, report, statement or other paper or document appearing on its face to be genuine and to have been signed or presented by the proper party or parties or by a person or persons authorized to act on behalf of the proper party or parties. The Collateral Agent shall not be liable for any action or omission to act as bailee except for its own gross negligence or willful misconduct.

                 (d) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

                 (e) The Collateral Agent is not responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Collateral Agent's compensation or for reimbursement of expenses.

                 (f) Neither the Collateral Agent nor any other Principal shall have any obligation to protect or preserve any Collateral or to preserve rights pertaining thereto other than the obligation to use reasonable care in the custody and preservation of any Collateral in its actual possession. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. The Collateral Agent shall be relieved of all responsibility for any Collateral in its possession upon surrendering it, or tendering surrender of it, to the Pledgor.

                 Section 6. Fees and Expenses of Collateral Agent. The Collateral Agent shall notify the Pledgor of all fees, expenses and charges of the Collateral Agent arising out of the Collateral Agent's execution and performance of its duties and obligations under this Agreement, and such reasonable fees, expenses and charges shall be paid promptly by the Pledgor or, if already paid by the Collateral Agent, the Pledgor promptly shall reimburse the Collateral Agent therefor. The Collateral Agent may employ, at the Pledgor's expense, such legal counsel and other experts as it reasonably deems necessary in connection with performing its duties and obligations under this Agreement.

                 Section 7. Resignation of Collateral Agent. The Collateral Agent may, at any time, effective upon 90 days' prior written notice to the Pledgor and the Agent and the appointment of a successor Collateral Agent, terminate its agreement to act as the Collateral Agent hereunder. Upon the effective date of any such termination, the Collateral Agent shall promptly deliver the Collateral then held by it or its agents to the successor Collateral Agent, the Agent or to such person or entity as the Agent may direct in writing and shall execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to the Collateral to the successor Collateral Agent. Any successor Collateral Agent shall be designated by the Required Banks and shall be reasonably acceptable to the Pledgor.

                 Section 8. Availability of Documents. Each of the Banks and its agents, accountants, attorneys and auditors will be permitted during normal business hours at any time and from time to time upon reasonable notice to the Collateral Agent to examine (to the extent permitted by Applicable Law) the files, documents, records and other papers in the possession or under the control of the Collateral Agent relating to any or all of the Collateral and to make copies thereof. As long as no Default shall have occurred and be continuing, all costs and expenses associated with the exercise from time to time by any Bank of its rights under this Section 8 shall be for the account of such Bank; if a Default shall have occurred and be continuing, all costs and expenses associated with the exercise from time to time by any Bank of its rights under this Section 8 shall be promptly paid by the Pledgor upon demand.

                 Section 9. Representations and Warranties of Pledgor. The Pledgor hereby represents and arrants that: (a) the Pledgor is the sole owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Pledgor acquires rights in such Collateral, will be the sole owner thereof); (b) except for the Security Interest and as provided in Section 1(b), no Person has (or, in the case of after-acquired Collateral, at the time the Pledgor acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral; (c) (i) all Information heretofore, herein or hereafter supplied to the Collateral Agent, the Agent, the Co-Agents or the Banks by or on behalf of the Pledgor with respect to the Collateral is or will be accurate and complete in all material respects and (ii) all information contained on the Questionnaire is accurate and complete; and (d) no consent of any other Person is required for the grant of the Security Interest in any of the Collateral (including any computer software being utilized by the Pledgor pursuant to license, lease or otherwise), other than in the case of the Borrowing Base Servicing Rights, Acknowledgement Agreements from FNMA, FHLMC and GNMA, nor will any consent need to be obtained upon the occurrence of an Event of Default for the Secured Party to exercise its rights with respect to any of the Collateral.

                 Section 10.  Covenants of Pledgor.  The Pledgor hereby agrees:
(a) to procure, execute and deliver from time to time any and all endorsements, assignments, financing statements, notices and other writings deemed necessary or appropriate by the Agent to perfect, maintain and protect the Security Interest and the priority thereof and to deliver promptly to the Collateral Agent all originals of Collateral or proceeds consisting of chattel paper or instruments; (b) not to surrender or lose possession of (other than to the Collateral Agent), sell, encumber, or otherwise dispose of or transfer, any Collateral or right or interest therein other than the sale of Borrowing Base Servicing Rights as contemplated in Section 3 above; (c) at all times upon the request of the Required Banks during a Default, to account fully for and promptly to deliver to the Collateral Agent, in the form received, all Collateral or Proceeds received, endorsed to the Collateral Agent as appropriate and accompanied by such assignments and powers, duly executed, as the Collateral Agent shall request, and until so delivered all Collateral and proceeds shall be held in trust for the Collateral Agent, separate from all other property of the Pledgor and identified as being subject to the interest of the Collateral Agent, provided that unless an Event of Default shall have occurred and be continuing, the Pledgor shall have no obligation to comply with the provisions of this sub-clause (c) with respect to the Collateral which is such by virtue of clause (c) of the definition of Collateral or with respect to the proceeds of the sale of Borrowing Base Servicing Rights so long as Section 1.05(c) of the Credit Agreement is complied with in connection with the sale or other disposition of the Borrowing Base Servicing Rights giving rise to such Proceeds; (d) at any reasonable time, upon demand by the Collateral Agent or any Bank, to exhibit and to allow inspection by the Collateral Agent or such Bank (or Persons designated by the Collateral Agent or such Bank) of the Collateral and the records concerning the Collateral (at no cost to the Pledgor unless there shall have occurred and be continuing a Default); (e) not to move its chief executive offices or any Collateral constituting goods to a new location unless (i) the Agent shall have approved such move in writing or (ii) (A) the Pledgor shall have given the Collateral Agent not less than 45 days prior notice thereof, (B) the new location shall be within one of the 50 States of the United States or the District of Columbia and (C) the Collateral Agent shall have received such evidence reasonably satisfactory to it as it may reasonably request (including acknowledgment copies of financing statements and opinions of counsel) that the Secured Party's rights with respect to the Collateral will not be adversely affected by such move; (f) to keep the Collateral insured against loss, damage, theft and other risks customarily covered by insurance, and such other risks as the Agent may reasonably request; (g) to do all acts to maintain, preserve and protect the Collateral that a prudent owner of assets of the same type as the Collateral would deem necessary or desirable therefor (including performing its obligations under Servicing Contracts); (h) not knowingly to use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any Applicable Law or any policy of insurance covering the Collateral; (i) to pay (or require to be paid) prior to their becoming delinquent all taxes, assessments, insurance premiums or other charges, now or hereafter imposed upon or affecting any Collateral other than taxes and assessments that are being contested in good faith by appropriate proceedings, as to which adequate reserves in conformance with Generally Accepted Accounting Principles have been established and which do not constitute Liens upon the Collateral; (j) to notify the Collateral Agent before any such change shall occur of any change in the Pledgor's name, identity or structure through merger, consolidation or otherwise; (k) to appear in and defend, at the Pledgor's cost and expense, any action or proceeding which may affect its title to or the Secured Party's interest in the Collateral; (l) to keep accurate and complete records of the Collateral and to provide the Collateral Agent with such records and such reports and information relating to the Collateral as the Collateral Agent may reasonably request from time to time; (m) to comply with all laws, regulations and ordinances relating to the possession, maintenance and control of the Collateral; and (n) upon the request of the Agent, to use its best efforts as promptly as possible to obtain a GNMA Acknowledgement Agreement among the Pledgor, the Collateral Agent and GNMA.

                 Section 11.  Collection of Collateral Payments.  (a)
The Pledgor shall, at its sole cost and expense, endeavor to obtain payment, when due and payable, of all sums due or to become due with respect to any Collateral ("Collateral Payments" or a "Collateral Payment"), including the taking of such action with respect thereto as the Collateral Agent may reasonably request or, in the absence of such request, as the Pledgor may reasonably deem advisable; provided that the Pledgor shall not, without the prior written consent of the Collateral Agent, grant or agree to any rebate, refund, compromise or extension with respect to any Collateral Payment. Upon the request of the Required Banks following the occurrence of an Event of Default, the Pledgor will notify and direct any party which is or might become obligated to make any Collateral Payment, to make payment thereof to the Collateral Agent (or to the Pledgor in care of the Collateral Agent) at such address as the Collateral Agent may designate. The Pledgor will reimburse the Collateral Agent promptly upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees and litigation expenses, incurred by the Collateral Agent in seeking to collect any Collateral Payment.

                 (b) If a Default shall have occurred and be continuing, upon the request of the Required Banks, the Pledgor will, forthwith upon receipt, transmit and deliver to the Collateral Agent, in the exact form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by the Collateral Agent) which may be received by the Pledgor at any time as payment on account of any Collateral Payment and if such request shall be made, until delivery to the Collateral Agent, such items will be held in trust for the Collateral Agent and will not be commingled by the Pledgor with any of its other funds or property. The Collateral Agent is hereby authorized and empowered to endorse the name of the Pledgor on any check, draft or other instrument for the payment of money received by the Collateral Agent on account of any Collateral Payment if the Collateral Agent believes such endorsement is necessary or desirable for purposes of collection.

                 (c) The Pledgor will indemnify and save harmless the Collateral Agent from and against all liabilities and out-of-pocket expenses on account of any adverse claim asserted against the Collateral Agent relating to any moneys received by the Collateral Agent on account of any Collateral Payment and such obligation of the Pledgor shall continue in effect after and notwithstanding the discharge of the Secured Obligations and the release of the Security Interest; provided that the foregoing indemnity shall not be applicable to any liabilities and expenses suffered by the Collateral Agent to the extent such liabilities and expenses are determined by a judgment of a court that is binding on the Pledgor and the Collateral Agent, final and not subject to review on appeal, to be the result of acts or omissions on the part of the Collateral Agent constituting willful misconduct or gross negligence.

                 Section 12. Authorized Action by Agent and Collateral Agent. The Pledgor hereby irrevocably appoints each of the Agent and the Collateral Agent as its attorney-in-fact, coupled with an interest, to do (but neither the Agent nor the Collateral Agent shall be obligated to and shall incur no liability to any Pledgor or any third party for not so doing), at the request and direction of the Required Banks at any time while an Event of Default has occurred and is continuing, any act which such Pledgor is obligated by this Agreement to do, and to exercise such rights and powers as such Pledgor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral; (c) insure, process and preserve the Collateral; (d) transfer the Collateral to the Agent's or the Collateral

Agent's own or its nominee's name; (e) sell or otherwise dispose of the Collateral as provided in Section 13 below; and (f) make any compromise or settlement, and take any other action it deems advisable with respect to the Collateral. Notwithstanding anything contained herein, in no event shall the Agent, the Collateral Agent or any Principal be required to make any presentment, demand or protest or give any notice, and neither the Agent, the Collateral Agent nor any Principal need take any action to preserve any rights against any prior party or any other Person in connection with the Secured Obligations or with respect to the Collateral. The Collateral Agent is, and shall at all times continue to be, authorized to file financing statements (and amendments to, and continuation statements in respect of, financing statements) with respect to the Collateral without the signature of any Pledgor in such filing offices as the Collateral Agent shall deem necessary or appropriate for the purpose of perfecting and maintaining the perfection of the Security Interest provided for herein. The Collateral Agent shall give the Pledgor a copy of each filing so made prior thereto or promptly thereafter.

                 Section 13. Default. (a) Remedies. Upon the occurrence of and during an Event of Default and following the acceleration of the Secured Obligations as provided in Article 6 of the Credit Agreement, the Collateral Agent shall, at the request and direction of the Required Banks, without notice to or demand upon the Pledgor: (i) foreclose or otherwise enforce the Security Interest in the Collateral in any manner permitted by law or provided for hereunder; (ii) sell or otherwise dispose of the Collateral or any part thereof at one or more public or private sales, whether or not such Collateral is present at the place of sale, for credit or future delivery (without the assumption of any credit risk), on such terms and in such manner as the Agent effecting such sale or other disposition may determine to be commercially reasonable (taking into account the circumstances under which the Collateral is being sold); (iii) require the Pledgor to assemble the Collateral and make such available to the Collateral Agent at a place to be designated by such Agent;
(iv) enter onto property where any Collateral is located and take possession thereof with or without judicial process; (v) prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate; and (vi) (A) date each FNMA Power of Attorney, (B) deliver each FNMA Power of Attorney to FNMA, and

(C) exercise all of its rights and powers under each FNMA Power of Attorney. Each Bank shall have the right with respect to any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, and the Secured Obligations of the Pledgor to such purchaser may be applied as a credit against the purchase price. Upon any sale or other disposition pursuant to this Agreement, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof (including any Bank) the Collateral or portion thereof so sold or disposed of and all proceeds thereof shall be promptly transmitted to the Collateral Agent and the Collateral Agent may apply such proceeds to payment of the Loans and other amounts owing under the Loan Documents, or may hold such proceeds as cash collateral. Each purchaser (including any Bank) at any such sale or other disposition shall hold the Collateral free from any claim or right of whatever kind. The Pledgor hereby specifically waives (to the extent permitted by law) all rights of stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

                 (b) Successor Servicer. In furtherance and not in limitation of the rights of the Collateral Agent set forth in this Section 13, the Collateral Agent may, with respect to Servicing Rights Collateral, in addition to any other rights it may have, do one or more of the following, subject to the terms of any relevant Servicing Contract and any acknowledgement agreement between the Collateral Agent and any party to a Servicing Contract: (i) succeed the Pledgor as servicer of any or all of the Mortgage Loans covered thereby as absolute assignee thereof and not merely as security; (ii) appoint a third party as successor servicer of any or all of the Mortgage Loans covered thereby; (iii) sell to a third party or itself or otherwise transfer the Pledgor's right, title, interest and obligations thereunder, including the right to hold the escrow deposits; or (iv) require the Pledgor, notwithstanding any action taken by the Collateral Agent under clause (iii), to remain as servicer of any or all of the Mortgage Loans covered thereby. The Collateral Agent's rights under clauses (i), (ii) and (iii) of this Section 13(b) shall respectively include, to the extent permitted under the applicable Servicing Contract, the applicable Guidelines and any acknowledgement agreement between the Collateral Agent and any party to a Servicing Contract, the right to succeed the Pledgor as servicer, appoint a successor servicer or transfer any or all Servicing Contracts in the event that the Pledgor, or any successor to the Pledgor in bankruptcy or similar proceedings, rejects any such Servicing Contracts. As successor servicer under clause (i), the Collateral Agent shall notify all interested Persons thereof and take such further action as it shall deem necessary or appropriate. Upon the Collateral Agent (x) succeeding the Pledgor as servicer under clause (i), (y) appointing a third party as a successor servicer of any or all of the Mortgage Loans covered by any Servicing Contracts under clause (ii), or (z) transferring any of the Pledgor's rights, title, interest and obligations under clause (iii), the Pledgor shall have no further rights under or with respect to the Servicing Contracts (or to such rights, title, interest or obligations in the case of a transfer under clause
(iii)), to any other documents pertaining thereto or to the related escrow deposits. Upon the exercise by the Collateral Agent of any option hereunder, the Pledgor shall (i) upon request of the Collateral Agent, deliver to the Collateral Agent all escrow deposits and other deposits in its possession or under its control and (ii) cooperate with the Collateral Agent in every respect in effecting such succession. In the event that the Collateral Agent or any appointee of the Collateral Agent succeeds the Pledgor as successor servicer of any or all of the Mortgage Loans covered by any Servicing Contracts, the Collateral Agent or the appointee, as the case may be, shall only assume those obligations which a successor servicer of such Mortgage Loans is obligated to assume; provided that neither the Collateral Agent nor its appointee shall be liable for any failure of the Pledgor to perform its obligations relating to any Servicing Contracts or for any other breach thereof.

                 Nothing contained in this Section 13 shall be construed as an assumption by the Collateral Agent, the Agent, any other Principal or any of their respective appointees of any liability of the Pledgor with respect to any of the Collateral, and the Pledgor shall be and remain responsible, on a joint and several basis, for all such liabilities.

                 (c) Application of Proceeds. All cash proceeds received by the Collateral Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral and all cash held by the Collateral Agent as Collateral shall, subject to the Collateral Agent's right to continue to hold the same as Collateral, be applied as follows:

                 First: To the payment of all out-of-pocket costs and expenses incurred in connection with the sale of or other realization upon Collateral, including attorney's fees and disbursements;

                 Second: To the payment of the Secured Obligations in such order as the Secured Party may elect (with the Pledgor remaining liable for any deficiency); and

                 Third: To the extent of the balance (if any) of such proceeds, to the payment to the Pledgor, subject to Applicable Law and to any duty to pay such balance to the holder of any subordinate lien in the Collateral.

                 Section 14. Cumulative Rights. The rights, powers and remedies of the Collateral Agent, the Agent and the other Principals under this Agreement shall be in addition to all rights, powers and remedies given to such Persons by virtue of any statute or rule of law, the Credit Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Security Interest. Without limiting the generality of the foregoing, the Collateral Agent, as Secured Party, shall have all rights of a secured party under the New York Uniform Commercial Code and other applicable New York law.

                 Section 15. Waiver. Any waiver, forbearance, failure or delay by the Collateral Agent or the other Principals in exercising, or the exercise or beginning of exercise by the Collateral Agent or the other Principals of, any right, power or remedy, simultaneous or later, shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of the Collateral Agent or the other Principals shall continue in full force and effect.

                 Section 16. Binding Upon Successors. All rights of the Collateral Agent and the other Principals under this Agreement shall inure to the benefit of the Collateral Agent and the other Principals and their successors and assigns, and all obligations of the Pledgor shall bind its successors and assigns.

                 Section 17. Entire Agreement; Severability. This Agreement contains the entire security agreement and agency agreement, with respect to the Collateral, among the Collateral Agent, the other Principals and the Pledgor. All waivers by the Pledgor provided for in this Agreement have been specifically negotiated by the parties with full cognizance and understanding of their rights. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                 Section 18. CHOICE OF LAW. THE RIGHTS AND DUTIES OF THE PLEDGOR, THE AGENT, THE COLLATERAL AGENT AND ANY OTHER PRINCIPAL UNDER THIS AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 Section 19. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor or the Collateral Agent herefrom, shall be effective unless the same shall have been effected in accordance with Section 9.07 of the Credit Agreement.

                 Section 20. Notice. Any written notice, consent or other communication provided for in this Agreement shall be delivered or sent as provided in Section 9.01 of the Credit Agreement.

                 Section 21. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                 Section 22. Interpretation. (a) Definitions. Except as otherwise specified herein, terms defined in the Credit Agreement are used herein with the meanings therein ascribed to them. For purposes of this
Agreement:

                 "Agreement" means this Agreement including all schedules, annexes and exhibits hereto.

                 "Agreement Date" means the date set forth as such on the last signature page hereof, which date is the date executed copies of this Agreement were delivered by all parties hereto and, accordingly, the date this Agreement became effective and, for the first time, binding upon such parties.

                 "Borrowing Base Servicing Rights" means HFI Borrowing Base Servicing Rights or HFS Borrowing Base Servicing Rights, as the case may be.

                 "Collateral" means the Pledgor's interest (WHATEVER IT MAY BE) in each of the following, IN EACH CASE WHETHER NOW OR HEREAFTER EXISTING OR NOW OWNED OR HEREAFTER ACQUIRED BY THE PLEDGOR AND WHETHER OR NOT THE SAME IS NOW CONTEMPLATED, ANTICIPATED OR FORESEEABLE, which is subject to Article 8 or 9 of the Uniform Commercial Code or constitutes Collateral by reason of one or more than one of the following clauses, AND WHEREVER THE SAME MAY BE LOCATED:

                 (a)      All Servicing Rights Collateral;

                 (b)      All Receivables Collateral;

                 (c) All equipment, books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Pledgor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                 (d) All claims (including the right to sue or otherwise recover on such claims) (A) to items referred to or included in the definition of Collateral, (B) under warranties relating to any Collateral and (C) against third parties for (1)(aa) loss, destruction, requisition, confiscation, condemnation, seizure, forfeiture or infringement of, or damage to, any Collateral and, (bb) proceeds payable under or unearned premiums with respect to policies of insurance relating to any Collateral and (2) breach of any Contract constituting Collateral; and

                 (e) All products and Proceeds of Collateral in whatever form. The inclusion of "proceeds" of Collateral in the definition of "Collateral" shall not be deemed a consent by the Secured Party to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms hereof.

                 "Collateral Payment" has the meaning ascribed to that term in
Section 11.

                 "Credit Agreement" means the Second Amended and Restated Secured Revolving/Term Credit Agreement, dated as of July 31, 1996, among Resource Bancshares Mortgage Group, Inc., the Banks listed on the signature pages thereof, Bank One, Texas, N.A., First Bank National Association, NationsBank of Texas, N.A. and Texas Commerce Bank National Association, as Co-Agents, and The Bank of New York, as Agent and as Collateral Agent.

                 "Designated Purchase and Sale Agreement" means a Purchase and Sale Agreement delivered by the Pledgor to the Collateral Agent and marked "Designated Purchase and Sale Agreement", including each confirmation of the sale of Servicing Rights thereunder (each such confirmation a "Confirmation of Sale").

                 "FNMA Power of Attorney" means a Power of Attorney in the form of Schedule 2.

                 "Guidelines" shall mean the GNMA Guide, the FNMA Selling Guide, the FNMA Servicing Guide and the FHLMC Sellers' & Servicers' Guide.

                 "Investor" has the meaning ascribed to that term in Section 1.

                 "Pledgor" means Resource Bancshares Mortgage Group, Inc., a Delaware corporation.

                 "Proceeds" means whatever is receivable or received when Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including return premiums, with respect to any insurance relating thereto.

                 "Questionnaire" means a questionnaire in the form of Schedule
3.

                 "Receivable" means a right or claim of the Pledgor to the payment or receipt of money or other form of consideration or compensation of any kind at any time now or hereafter owing or to be owing or claimed or that could be claimed to be owing

(whether, if subject to the Uniform Commercial Code, classified thereunder as accounts, contract rights, chattel paper, general intangibles, instruments, securities or otherwise) including all such rights and claims in, to and under:

                 (i) (A) accounts, (B) contracts including guaranties and contracts of insurance of all kinds, (C) judgments and (D) all other debts, obligations and Liabilities in whatever form now or hereafter, and

                 (ii) all causes of action, whether sounding in tort, contract or otherwise and whether or not currently in litigation,

in either case arising under, related to, or any way connected with, a Designated Purchase and Sale Agreement.

                 "Receivables Collateral" means:

                 (a)  All Receivables;

                 (b)  All Designated Purchase and Sale Agreements;

                 (c)  All Bank Accounts; and

                 (d) All goods and other property, whether or not delivered, the sale or furnishing of which gives or purports to give rise to any Receivable.

                 "Release Documents" has the meaning ascribed to that term in
Section 3.

                 "Secured Obligations" means all Liabilities of the Pledgor owing to, or in favor or for the benefit of, or purporting to be owing to, or in favor or for the benefit of, the Principals under the Loan Documents to which the Pledgor is a party, in each case (i) WHETHER NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED and whether or not jointly owed with others, and
(ii) whether owing to, or in favor or for the benefit of, or purporting to be owing to, or in favor or for the benefit of, Persons that are Principals as of the Agreement Date or that become Principals by reason of any succession or assignment at any time thereafter.

                 "Secured Party" means the Collateral Agent, acting both on its own behalf as Collateral Agent and as an agent for and representative (within the meaning of Section 9-105(m) of the Uniform Commercial Code) of the other Principals.

                 "Security Interest" means the mortgages, pledges and assignments to the Secured Party of, the continuing security interest of the Secured Party in, and the continuing lien of the Secured Party upon, the Collateral intended to be effected by the terms of this Agreement or any of the other Loan Documents.

                 "Servicing Rights Collateral" means:

                 (a) (i) All Servicing Rights owned, purchased or otherwise acquired by the Pledgor, including but not limited to any such Servicing Rights that arise under Servicing Contracts that relate to pools of Mortgage Loans that were originated or acquired by the Pledgor, and (ii) all Servicing Contracts under which such Servicing Rights arise;

                 (b) All Hedge Contracts relating to Servicing Rights Collateral referred to clause (a) above;

                 (c) All accounts, contract rights and general intangibles constituting, arising under or connected with any of the Servicing Rights Collateral;

                 (d) All documents of title, policies and certificates of insurance, securities, chattel paper and other documents or instruments evidencing or pertaining to any Servicing Rights Collateral; and

                 (e) All guaranties, Liens on real or personal property, leases and other agreements and property that in any way secure or relate to any Servicing Rights Collateral, or are acquired for the purpose of securing and enforcing any item thereof.

                 (b) Other Interpretative Provisions. (i) Except as otherwise specified herein, all references herein (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (C) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

                          (ii)  When used in this Agreement, the words
"herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Section", "Annex", "Schedule" and "Exhibit" shall refer to Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

                          (iii) Whenever the context so requires, the neuter
gender includes the masculine and feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

                          (iv)  Any item or list of items set forth following
the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

                          (v)   Each power of attorney, license and other
authorization in favor of the Secured Party or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

                          (vi)  Except as otherwise indicated, any reference
herein to the "Collateral", the "Secured Obligations", the "Loan Documents", or any other collective or plural term shall be deemed a reference to each and every item included within the category described by such collective or plural term, so that (A) a reference to the "Collateral" or the "Secured Obligations" shall be deemed a reference to any or all of the Collateral or the Secured Obligations as the case may be, and (B) a reference to the "obligations" of the Pledgor under the "Loan Documents" shall be deemed a reference to each and every obligation under each and every Loan Document of the Pledgor, whether any such obligation is incurred under one, some or all of the Loan Documents.

                 (c) Captions. Captions to Sections and subsections are included for convenience or reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

                 EXECUTED as of the Agreement Date.



                                       Pledgor

                                       RESOURCE BANCSHARES MORTGAGE GROUP, INC.,
                                         a Delaware corporation


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       Secured Party and Collateral Agent


                                       THE BANK OF NEW YORK,
                                         as Secured Party and Collateral Agent


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Agreement Date: July 31, 1996